UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

A Clean Slate, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

8111
(Primary Standard Industrial Classification Code Number)

26-1762478
(I.R.S. Employer Identification Number)

1750 Osceola Blvd. West Palm Beach, Florida 33409 (561) 899-3529
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Astrom, CEO 1750 Osceola Blvd. West Palm Beach, Florida 33409 (561) 899-3529
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Laura Anthony, Esq.
Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, FL 33401
Phone: 561-514-0936
Fax: 561-514-0832

As soon as practicable after this Registration Statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock(1)	81,000,000	$(3)0.15	$12,150,000	$1,410.62

Total	81,000,000		$12,150,000	$1,410.62

(1)      Represents outstanding shares of common stock offered for resale by certain selling stockholders.
(2)      Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.
(3)     Price per share is based on the average of the high and low prices as reported on the OTC Bulletin Board on January 14, 2011 (the last day our stock was traded), which was $0.15 per share. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus, subject to completion, dated January 21, 2011

A CLEAN SLATE, INC.

81,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 81,000,000 shares of the common stock, par value $0.000001 per share, of A Clean Slate, Inc., a Delaware corporation (the “Common Stock”), by the selling stockholders.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the selling stockholders will determine the public sale price, the amount of any applicable underwriting discounts and commissions and the net proceeds at the time of any sale. The selling stockholders will pay any underwriting discounts and commissions. We will not receive any proceeds from the sale of the Common Stock by the selling stockholders. We will bear all costs associated with this registration, other than any selling stockholders’ legal or accounting costs or commissions.

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “DRWN.OB”. The last reported sale price of our common stock on the OTCBB on January 14, 2011, was $0.15 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS IN THIS PROSPECTUS BEGINNING ON PAGE 7 FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The date of this prospectus is January 21, 2011.

Table Of Contents

Prospectus Summary	5
Risk Factors	7
Forward-Looking Statements	17
Use of Proceeds	18
Selling Security Holders	18
Plan of Distribution	19
Description of Securities to be Registered	21
Common Stock	22
Description of Business	23
Description of Property	27
Legal Proceedings	27
Management's Discussion and Analysis of Financial Condition and Results of Operations	27
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	31
Directors, Executive Officers, Promoters and Control Persons	32
Executive Compensation	35
Security Ownership of Certain Beneficial Owners and Management	36
Certain Relationships and Related Transactions, and Corporate Governance	37
Where You Can Find Additional Information	37
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	38
Legal Matters	39
Experts	39
Interests of Named Experts and Counsel	40
Transfer Agent	40
Financial Statements	41
Part II - Information Not Required in Prospectus	58
Item 13. Other Expenses of Issuance and Distribution	58
Item 14. Indemnification of Directors and Officers	58
Item 15. Recent Sales of Unregistered Securities	59
Item 16. Exhibits and Financial Statement Schedules	59
Item 17. Undertakings	60
Signatures	62

Prospectus Summary

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus, including the section entitled “Risk Factors” and our financial statements and related notes, before you decide whether to invest in our common stock. If you invest in our common stock, you are assuming a high degree of risk. See the section entitled “Risk Factors.” References to “Clean Slate,” “our,” “our company,” “us,” or “the Company” refer to A Clean Slate, Inc. and its subsidiaries, unless the context indicates otherwise.

Overview

We are a legal document preparation company with a system for the practice of bankruptcy law, law firm management and the marketing, management and processing of bankruptcy cases in high volume. We have also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law. Our website address is www.vigilantlegalsolutions.com.

We enter into a services agreement (“Services Agreement”) with each law firm desiring to manage a bankruptcy law practice. Under the terms of the Services Agreement, we customize various documents, forms and programs; including training, coaching and software set up.

Our History

We were originally incorporated on June 24, 1993 in the State of Florida as Vitech America, Inc. for the business purpose of manufacturing and distributing computer equipment in Brazil. Effective December 10, 2010 we changed our name to A Clean Slate, Inc.

On August 17, 2001, we filed a voluntary Chapter 7 petition under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Florida (case no. 01-18857). As a result of the filing, all of our properties were transferred to a United States Trustee and we terminated all business operations. The Bankruptcy Trustee disposed of all our assets. On March 14, 2007 the Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court Southern District of Florida.

On June 21, 2007, pursuant to the Order Granting the “plaintiff’s motion for acceptance of receiver’s report and release of receiver” (the “Order”), Brian Goldenberg was released as Receiver of the company. In accordance with the Order, Mr. Goldenberg appointed Mark Rentschler as our interim Director and President.

On May 15, 2007, Mr. Rentschler paid an estimated $50,000 worth of expenses on our behalf. We reimbursed Mr. Rentschler with shares of our common stock. We used these funds to pay the costs and expenses necessary to revive our business operations. Such expenses included, without limitation, fees to reinstate our corporate charter with the state of Florida; payment of all past due franchise taxes; settling all past due accounts with our transfer agent; accounting and legal fees; and costs associated with bringing us current with our filings with the Securities and Exchange Commission, etc.

On June 28, 2007, in accordance with the Order and in lieu of repayment of Mr. Rentschler’s capital contribution, we issued to Dawning Street Corporation (“DSC”) 5,000,000 shares of our newly created Series B Preferred Stock. As of May 1, 2010, Richard Astrom was the managing director of DSC and its sole beneficial owner. The preferred stock carries voting rights which effectively makes DCS the holder of approximately 99% of the voting rights of our outstanding common and preferred stock. The voting rights also provide that in no event will the preferred stock voting rights consist of less than 51% of the total voting rights in our outstanding common and preferred stock.

On September 28, 2007, we redomiciled to Delaware and changed our name to Darwin Resources, Inc. Since then and until the merger described below, we were a shell company seeking to effect a merger, acquisition or other business combination with an operating company. On June 30, 2008, our trading symbol was changed to “DRWN” and our common stock is currently quoted for trading on the FINRA OTC Bulletin Board.

On October 14, 2008, our registration statement filed with the SEC on Form 10 became effective. Accordingly, we resumed the filing of reporting documentation in an effort to maximize shareholder value.

On December 27, 2010, we consummated the merger with Vigilant Document Services, LLC, a Florida limited liability company (“VDS”) pursuant to which VDS merged with and into our wholly-owned subsidiary, Clean Slate Acquisition, Inc., a Delaware corporation, as previously disclosed in our Current Report on Form 8-K filed on December 28, 2010 (the “Merger”). After the Merger, our business operations consist of those of VDS. In connection with the Merger, we amended our certificate of incorporation on December 10, 2010 to change our name to A Clean Slate, Inc. Prior to the consummation of the Merger, we were a non-operating shell company with no revenue and minimal assets. As a result of the Merger, we are no longer considered a shell company.

In connection with the Merger:

  We completed a private placement (the “Private Placement”) of 80,000,000 shares of our common stock for proceeds of $100,000. On December 27, 2010 we entered into a Stock Purchase Agreement and a Registration Rights Agreement with 7 separate investors in which we issued collectively 80,000,000 shares of our common stock for $0.00125 per share for an aggregate purchase price of $100,000. Under the Registration Rights Agreement, we are obligated to register for resale the shares of common stock issued in the Private Placement. We are contractually obligated to use our best efforts to cause the Registration Statement to become effective within 120 days of filing.
  On October 27, 2010, our Board of Directors authorized a 1 for 1000 reverse stock split (“Reverse Split”) of our issued and outstanding common stock (with no change to the amount of our authorized common stock or the par value). The record date for the Reverse Split was October 27, 2010. Prior to the Reverse Split, there were 20,535,000 shares issued and outstanding. Following the Reverse Split but prior to the Merger and private placement closing, there were approximately 20,535 shares issued and outstanding. Fractional shares will be rounded upward. The Reverse Split is payable upon surrender of existing certificates to our transfer agent. In connection with the Reverse Split, on December 10, 2010, we filed with the State of Delaware a Certificate of Amendment to our Certificate of Incorporation which effectuated the Reverse Split of our authorized shares of common stock.
  Effective December 10, 2010 we filed with the State of Delaware a Certificate of Amendment to our Certificate of Incorporation changing our name from Darwin Resources, Inc. to A Clean Slate, Inc.
  Seec Foundation Inc. and Sage Associates LLC entered into a Stock Purchase Agreement, pursuant to which Seec had the option to purchase from Sage all of Sage’s ownership interest in the Company. Seek and Sage terminated such Option and this Merger Agreement became the sole Agreement in place as to the acquisition of the Company.

  As soon as practicable after the Merger and within sixty (60) days thereafter, we agreed to file with the SEC this Registration Statement on Form S-1 (or any successor form thereto) (the “Registration Statement”) to register certain of our shares of common stock (the “Registration”) .Within one year of effectiveness of the Registration Statement, we shall redeem (the “Redemption”) all of our currently outstanding Series B Preferred Stock in exchange for $500,000 cash. The use of proceeds from the funds raised in the Private Placement shall be first used to pay the purchase price to redeem the Preferred Stock. At such time that the holder of said Preferred Stock receives the purchase price, said Preferred Stock shall be transferred to us for redemption.
  Richard Astrom, our Chief Executive officer and sole director shall resign effective as of the Redemption, and the directors and officers of VDS, or their designees, shall become our officers and directors.

  Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “DRWN.OB”.

THE OFFERING
Shares of common stock offered by selling stockholders:

  This prospectus relates to the sale by certain selling stockholders of up to 81,000,000 shares of our common stock consisting of: (i) 80,000,000 shares issued in the Private Placement, (ii) 1,000,000 shares issued to Legal & Compliance LLC for legal services.

Offering Price	Market price or privately negotiated prices
Common stock outstanding before the offering:	450,020,616 shares
Common stock to be outstanding after the offering:	450,020,616 shares
Use of proceeds:	We will not receive any proceeds from the sale of the shares by selling stockholders.
Risk factors:

  You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 7 and all other information set forth in this prospectus before investing in our common stock.

OTC Bulletin Board Symbol:	DRWN.OB.

  Risk Factors

  An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

  Risks Relating to our Business

  We have a limited operating history upon which an evaluation of our prospects can be made.

  We were incorporated in 1993 but just recently acquired pursuant to the Merger in December 2010 by VDS, which was formed in 2008. Our future operations are contingent upon increasing revenues and raising capital for operations. Because we have a limited operating history, you will have difficulty evaluating our business and future prospects. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

  We have limited funds. We have a history of losses, our accountants expressed doubts about our ability to continue as a going concern and we need additional capital to execute our business plan.

  Despite us raising the net proceeds from our December 2010 private placement in the aggregate amount of $100,000, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Prior to the Merger with VDS, we had been a shell company with nominal assets and no operations. We have only conducted operations since our acquisition of VDS. Our future operations are contingent upon increasing revenues and raising capital. Because we have a limited operating history, you will have difficulty evaluating our business and future prospects.  We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

  We have accumulated losses since inception, a working capital deficiency and we expect to incur further losses in the development of our business, all of which, according to our independent registered public accounting firm, casts substantial doubt about our ability to continue as a going concern. We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. We expect our current cash on hand to be sufficient for the three months. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

  Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

  Risks Relating to Business Operations of VDS Following the Merger

  VDS is an early stage company and because it has incurred losses, its independent registered public accounting firm expressed doubts about its ability to continue as a going concern.

  At December 31, 2009, the Company’s independent registered public accounting firm for VDS expressed doubt about its ability to continue as a going concern as a result of a limited history of operations, limited assets, and operating losses since inception. Its ability to achieve and maintain profitability and positive cash flow will depend on the success of the business of VDS following the Merger.

  If the number of bankruptcy case files VDS handles decreases or fails to increase, its operating results and ability to execute its growth strategy could be adversely affected.

  VDS currently has 10 law firm customers. VDS is paid a fixed fee (subject to adjustment for special circumstances) for each bankruptcy case file referred by these 10 law firms to VDS for petition processing services. Therefore, its success is tied to the number of these case files that each law firm customer generates. VDS’ operating results and ability to execute its growth strategy could be adversely affected if (1) any of its law firm customers lose business from these clients; (2) these clients are affected by changes in the market and industry, enacted legislation or court orders in the states where they do business or by the federal government or other factors that cause them to be unable to pay for the services of its law firm customer or reduce the volume of files referred to its law firm customers and which they direct VDS to process; or (3) its law firm customers are unable to attract additional business from current or new clients for any reason, including any of the following: the provision of poor legal services, the loss of key attorneys or staff, or a decrease in the number of bankruptcies in the region in which its law firm customers and VDS does business, including due to market factors or governmental action. A failure by one or more of its law firm customers to pay VDS as a result of these factors could materially impair operations. VDS could also lose any law firm customer if it materially breaches the Services Agreement with such customer.

  Regulation of the legal profession may constrain the operations of VDS’ business, and numerous related issues could impair VDS’ ability to provide professional services to its law firm customers.

  Each state has adopted laws, regulations and codes of ethics that provide for the licensure of attorneys, which grants attorneys the exclusive right to practice law and places restrictions upon the activities of licensed attorneys. The boundaries of the “practice of law,” however, are indistinct, vary from one state to another and are the product of complex interactions among state law, bar associations and constitutional law formulated by the U.S. Supreme Court. Many states define the practice of law to include the giving of advice and opinions regarding another person’s legal rights, the preparation of legal documents or the preparation of court documents for another person. In addition, all states and the American Bar Association prohibit attorneys from sharing fees for legal services with non-attorneys in any form, which includes the referral of cases for a fee.

  Pursuant to VDS’ standard Services Agreement with its law firm customers, it provides bankruptcy-processing services to law firms including procedural and client service advice to attorneys to enable them to prosecute bankruptcy matters on behalf of their clients that comply with court rules. Current laws, regulations and codes of ethics related to the practice of law pose the following principal risks:

  State or local bar associations, state or local prosecutors or other persons may challenge VDS’ services as constituting the unauthorized practice of law. Any such challenge could have a disruptive effect upon the operations of VDS’ business, including the diversion of significant time and attention of senior management. VDS may also incur significant expenses in connection with such a challenge, including substantial fees for attorneys and other professional advisors. If a challenge to any of these businesses were successful, VDS may need to materially modify its professional services operations in a manner that could adversely affect VDS’ revenues and profitability and VDS could be subject to a range of penalties that could damage its reputation in the legal markets it serves. In addition, any similar challenge to the operations of VDS’ law firm customers could adversely impact their bankruptcy business;
  VDS’ standard Services Agreement could be deemed to be unenforceable if a court were to determine that such agreements constituted an impermissible fee sharing arrangement between VDS and its law firm customer;
  Applicable laws, regulations and codes of ethics, including their interpretation and enforcement, could change rules and process for advertising, marketing and client referrals in a manner that restricts or prohibits VDS’ operations. Any such change in laws, policies or practices could increase VDS’ cost of doing business or adversely affect its revenues and profitability; and
  Applicable laws, regulations and codes of ethics, including their interpretation and enforcement, could change in a manner that restricts VDS’ operations. Any such change in laws, policies or practices could increase VDS’ cost of doing business or adversely affect its revenues and profitability.

  VDS’ relies on proprietary case management system, document conversion and review systems, web sites, online networks, Federal Court web sites and ECF systems and a disruption, failure or security compromise of these systems may disrupt its business, damage its reputation and adversely affect its revenues and profitability.

  VDS’ proprietary case management system known as the “Vigilant Bankruptcy System” is critical to its bankruptcy processing service business because it enables it to efficiently and timely service a large number of bankruptcy related case files. Similarly, VDS relies on its web sites and email notification systems to provide timely, relevant and dependable business and bankruptcy information to its law firm customers and each firm’s clients.

  VDS also utilizes the Federal Bankruptcy Court’s mandatory electronic case filing system and protocols (ECF) to prepare all documents and pleadings for filing. Therefore, network or system shutdowns caused by events such as computer hacking, dissemination of computer viruses, worms and other destructive or disruptive software, denial of service attacks and other malicious activity, as well as power outages, natural disasters and similar events, to VDS’s, the client firms’ or the Federal Bankruptcy Court’s systems and computers could have an adverse impact on operations, customer satisfaction and revenues due to degradation of service, service disruption or damage to equipment and data.

  In addition to shutdowns, VDS’ systems are subject to risks caused by misappropriation, misuse, leakage, falsification and accidental release or loss of information, including sensitive case file data maintained in its proprietary case management systems and financial and credit card information for their law firm customers or their clients. As a result of the increasing awareness concerning the importance of safeguarding personal information, the potential misuse of such information and legislation that has been adopted or is being considered regarding the protection and security of personal information, information-related risks are increasing, particularly for businesses like VDS’ that handle a large amount of personal data. Any breaches in the management of all client information as confidential may be imputed to the attorney customers and result in their being subject to discipline by the state and federal court and bar systems, including being fined and losing their license to practice law.

  Disruptions or security compromises of VDS’ systems could result in large expenditures to repair or replace such systems, remedy any security breaches and protect it from similar events in the future. VDS also could be exposed to negligence claims or other legal proceedings brought by its customers or their clients, and VDS could incur significant legal expenses and management’s attention may be diverted from operations in defending VDS against and resolving lawsuits or claims. In addition, if VDS were to suffer damage to its reputation as a result of any system failure or security compromise, its customers and/or their clients could choose to send fewer bankruptcy case files to VDS and/or its law firm customers.

  Further, in the event that any disruption or security compromise constituted a material breach under VDS’ standard Services Agreement, its law firm customers could terminate these agreements. In any of these cases, VDS’ revenues and profitability could be adversely affected.

  VDS’ may be required to incur additional indebtedness or raise additional capital to fund its operations and acquisitions, repay indebtedness and fund capital expenditures and this additional cash may not be available on satisfactory timing or terms or at all.

  VDS’ ability to generate cash depends to some extent on general economic, financial, legislative and regulatory conditions in the markets which VDS serves and as it relates to the industries in which it does business and other factors outside of its control. VDS derives its revenues primarily from bankruptcies. Therefore, legislation, loss mitigation, moratoria and other efforts that significantly mitigate and/or delay bankruptcies may adversely impact VDS’ ability to use cash flow from operations to fund day-to-day operations, to repay indebtedness, when due, to fund capital expenditures, to meet cash flow needs and to pursue any material expansion of its business, including through acquisitions or increased capital spending. VDS may, therefore, need to incur additional indebtedness or raise funds from the sale of additional equity. Financing, however, may not be available at all, at an acceptable cost or on acceptable terms, when needed. In addition, if VDS issues a significant amount of additional equity securities, the market price of its common stock could decline and its stockholders could suffer significant dilution of their interests in VDS.

  VDS is subject to risks relating to litigation due to the nature of its products and services which will impact operations and law firm client retention and recruitment.

  VDS may, from time to time, be subject to or named as a party in libel actions, negligence claims, and other legal proceedings in the ordinary course of business given the technical rules with which its bankruptcy processing business must comply and the strict deadlines these businesses must meet. Given that VDS is performing services for client attorneys that are regulated and governed by the State and Federal Courts, any errors or failures of negligence could be imputed to the client attorney. This could create a significant risk to the client attorney and their license to practice law in their state or before the Federal Bankruptcy Courts. Attorneys are understandably very risk averse when it comes to their license to practice law.

  VDS could incur significant legal expenses and management’s attention may be diverted from operations in defending against and resolving lawsuits or claims. An adverse resolution of any future lawsuits or claims against VDS could result in a negative perception and cause the market price of its common stock to decline or otherwise have an adverse effect on operating results and growth prospects. VDS is not currently the subject of any such lawsuits or claims.

  Further, as a result of said negligence or failures in process, timing or product, VDS could endure negative perception amongst attorneys in jurisdictions (the law firm marketplaces) and be unable to secure new and additional law firm customers for its system or result in law firm customers canceling their contracts, refusing to pay or other actions that would negatively impact the ability of VDS to continue processing bankruptcies for law firm clients. This may adversely impact VDS’ ability to use cash flow from operations to fund day-to-day operations, to repay indebtedness, when due, to fund capital expenditures, to meet cash flow needs and to pursue any material expansion of its business, including through acquisitions or increased capital spending.

  VDS relies on exclusive proprietary rights and intellectual property that may not be adequately protected under current laws, and it may encounter disputes from time to time relating to its use of intellectual property of third parties.

  VDS’ success depends in part on its ability to protect its proprietary rights. It relies on a combination of copyrights, trademarks, service marks, trade secrets, domain names and agreements to protect its proprietary rights. VDS relies on service mark and trademark protection in the United States to protect the rights to the marks “Vigilant Bankruptcy System,” and “Vigilant Legal Solutions,” as well as distinctive logos and other marks associated with its print and online publications and services. These measures may not be adequate, it may not have secured, or may not be able to secure, appropriate protections for all of its proprietary rights in the United States, or third parties may infringe upon or violate its proprietary rights. Despite its efforts to protect these rights, unauthorized third parties may attempt to use its trademarks and other proprietary rights for their similar uses. Management’s attention may be diverted by these attempts and it may need to use funds in litigation to protect proprietary rights against any infringement or violation.

  VDS may encounter disputes from time to time over rights and obligations concerning intellectual property, and it may not prevail in these disputes. Third parties may raise a claim alleging an infringement or violation of the trademarks, copyright or other proprietary rights of that third party. Some third party proprietary rights may be extremely broad, and it may not be possible for VDS to conduct its operations in such a way as to avoid those intellectual property rights. Any such claim could subject VDS to costly litigation and impose a significant strain on its financial resources and management personnel regardless of whether such claim has merit. VDS’ general liability insurance may not cover potential claims of this type adequately or at all, and VDS may be required to alter the content of its classes or pay monetary damages, which may be significant.

  Risks Related To Our Organization and Our Stock

  Until Redemption of the Series B Preferred Stock, Our CEO Beneficially Owns A Majority Of Our Voting Shares and can Elect our Directors and Control Operations.

  Our CEO, Richard Astrom, beneficially owns 5 million shares of our Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder thereof to 1,000 votes for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. Additionally, the preferred stock, as a whole, has been awarded voting rights such that the voting rights of the preferred stockholders will always be equal to at least 51% of the voting rights in our securities, namely common stock and preferred stock. Accordingly, Mr. Astrom can elect all of our directors and control our operations.

  However, in connection with the Merger, we agreed, in part, to redeem (subject to the effectiveness of the Registration Statement) all of our currently outstanding Series B Preferred Stock in exchange for $500,000 cash (the “Redemption”).

  Our Common Stock is quoted on the OTC Markets, which may limit the liquidity and price of our Common Stock more than if our Common Stock were quoted or listed on the, the Nasdaq Stock Market or a national exchange.

  Our securities are currently quoted on the OTC Markets, Inc. (the “Bulletin Board”), an inter-dealer automated quotation system for equity securities. Quotation of our securities on the Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. As a Bulletin Board quoted company, we do not attract the extensive analyst coverage that accompanies companies listed on exchanges. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded on the Bulletin Board. These factors may have an adverse impact on the trading and price of our Common Stock.

  The trading price of our common stock may decrease due to factors beyond our control.

  Our stock is currently quoted on the OTC Markets Bulletin Board.  The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our common stock. If our shareholders sell substantial amounts of their common stock in the public market, the price of our common stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

  variations in our quarterly operating results,
  changes in general economic conditions,
  changes in market valuations of similar companies,
  post merger announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments, loss of a major supplier, customer, partner or joint venture participant post merger and the addition or loss of key managerial and collaborative personnel.

  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

  The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

  The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

  that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

  The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

  The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

  We depend highly on our current and successor chief executive officer whose unexpected loss may adversely impact our business and with whom we do not have a formal employment agreement.

  Except as set forth below, we currently rely heavily on the expertise, experience and continued services of Richard Astrom, our Chairman and Chief Executive Officer. We presently do not have an employment agreement with Mr. Astrom and there can be no assurance that we will be able to retain him or, should he choose to leave us for any reason, to attract and retain a replacement or additional key executives.

  Following the Merger and upon Redemption of Mr. Astrom’s preferred stock, Mr. Astrom shall resign as CEO and Scott Forgey shall succeed as our CEO. We presently do not have an employment agreement with Mr. Forgey, but we anticipate that we will have one at such time that he assumes the role as CEO. Nevertheless, there can be no assurance that we will be able to retain him or, should he choose to leave us for any reason, to attract and retain a replacement or additional key executives. The unexpected loss of our CEO may have a material adverse effect on our business, our financial condition, including liquidity and profitability, and our results of operations.

  We do not pay dividends on our Common Stock.

  We have not paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

  Failure To Achieve And Maintain Effective Internal Controls In Accordance With Section 404 Of The Sarbanes-Oxley Act Of 2002 Could Have A Material Adverse Effect On Our Business And Stock Price.

  Section 404 of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

  Rule 144 Related Risk.

  The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

  Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  1% of the total number of securities of the same class then outstanding; or
  the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

  provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

  Restrictions on the reliance of Rule 144 by Shell Companies or former Shell Companies.

  Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

  The issuer of the securities that was formerly a shell company has ceased to be a shell company,
  The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act,
  The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
  At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

  As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

  Forward-Looking Statements

  Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission.

  In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

  Use of Proceeds

  The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

  Selling Security Holders

  The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus. None of the selling shareholders is a broker-dealer. The selling stockholders may sell up to 81,000,000 shares of our Common Stock from time to time in one or more offerings under this prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders.

Name of selling security holder	Amount of securities of the class owned by the security holder before this offering	Amount to be offered for the security holder's account	Amount and (if one percent or more) percentage of the class to be owned by security holder after the offering is complete
Aptek Communications Products, Inc.(1)	20,000,000	20,000,000	0
Cohasset Holdings Inc.(2)	20,000,000	20,000,000	0
Market Ideas Inc.(3)	5,700,000	5,700,000	0
Magnolia Equity, Inc.(4)	11,400,000	11,400,000	0
Skyline Capital Investments Inc.(5)	5,700,000	5,700,000	0
Ssocala Inc.(6)	16,200,000	16,200,000	0
Ryanne Consulting Inc.(7)	1,000,000	1,000,000	0
Legal & Compliance LLC(8)	1,000,000	1,000,000	0

TOTAL			0

  (1) The natural person with voting and dispositive power for Aptek Communications Products, Inc. is Gerard Haryman.
  (2) The natural person with voting and dispositive power for Cohasset Holdings Inc. is James W. Lagrotteria Jr.
  (3) The natural person with voting and dispositive power for Market Ideas Inc is Robert Gasich.
  (4) The natural person with voting and dispositive power for Magnolia Equity, Inc is Rebecca Guthrie.
  (5) The natural person with voting and dispositive power for Skyline Capital Investments Inc. is Scott Wilding.
  (6) The natural person with voting and dispositive power for Ssocala Inc. is Steven H. Scalice.
  (7) The natural person with voting and dispositive power for Ryanne Consulting Inc. is Mitch Tannenbaum.
  (8) The natural person with voting and dispositive power for Legal & Compliance, LLC is Laura Anthony.

  Plan of Distribution

  This prospectus includes 81,000,000 shares of common stock offered by the selling stockholders.

  Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the OTCBB or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  An exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  Any other method permitted pursuant to applicable law.

  A selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

  We are paying all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts. The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

  A selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

  We have agreed to indemnify certain of the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities. If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

  We agreed to use our best reasonable efforts to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

  Description of Securities to be Registered

  Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.000001 par value per share, and 8,000,000 shares of preferred stock. As of January 17, 2011 there were 450,020,616 outstanding shares of Common Stock, no shares of Series A Preferred stock and 5,000,000 shares of Series B Preferred Stock outstanding. However, in connection with the Merger, we agreed, in part, to redeem (subject to the effectiveness of the Registration Statement) all of our currently outstanding Series B Preferred Stock in exchange for $500,000 cash (the “Redemption”).

  On October 27, 2010, our Board of Directors authorized a 1 for 1000 reverse stock split (“Reverse Split”) of our issued and outstanding common stock (with no change to the amount of our authorized common stock or the par value). The record date for the Reverse Split was October 27, 2010. Prior to the Reverse Split, there were 20,535,000 shares issued and outstanding. Immediately following the Reverse Split and prior to the Merger, there were 20,616 shares issued and outstanding. Fractional shares were rounded upward. In connection with the Reverse Split, on December 10, 2010, we filed with the State of Delaware a Certificate of Amendment to our Certificate of Incorporation which effectuated the Reverse Split of our authorized shares of common stock.

  In connection with the Merger we issued 369,000,000 shares of common stock and in connection with the private placement we issued 80,000,000 shares of common stock. In addition, we recently issued 1,000,000 shares to Legal & Compliance, LLC for legal services rendered.

  The following table reflects the number of shares of common stock outstanding as a result of the reverse stock split, the Merger and the Private Placement as well as the number of shares of common stock that would be available for issuance after each of the above actions.

Shares Of Common Stock Outstanding after reverse split	Shares of Common Stock issued in Merger	Shares Of Common Stock issued in Private Placement	Shares of Common Stock issued for legal services	Total Shares of Common Stock Outstanding	Shares Of Common Stock Available for Issuance	Shares of Authorized Common Stock
20,616	369,000,000	80,000,000	1,000,000	450,020,616	49,979,384	500,000,000

  Common Stock

  Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of Common Stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.

  Our Common Stock is not subject to conversion or redemption and holders of Common Stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of the Company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of Common Stock and any participating preferred stock outstanding at that time. Each outstanding share of Common Stock is fully paid and nonassessable.

  Preferred Stock

  Our Board of Directors has the authority, without action by stockholders, to designate and issue preferred stock in one or more series. The Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends paid to the holders of shares of the Common Stock; (b) diluting the voting power of the holders of shares of the Common Stock; (c) impairing the liquidation rights of holders of shares of the Common Stock and (d) delaying or preventing a change in control of the Company without further action by stockholders.

  Series A Preferred Stock

  Each share of Series A Preferred Stock, $0.000001 par value per share, entitles the holder thereof to one vote on all matters voted upon by shareholders. There are no shares of Series A Preferred Stock issued or outstanding.

  Series B Preferred Stock

  Each share of Series B Preferred Stock, $0.000001 par value per share, entitles the holder thereof to 1,000 votes for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. Additionally, the preferred stock, as a whole, have been awarded voting rights such that the voting rights of the preferred stockholders will always be equal to at least 51% of the voting rights in the Company's securities, namely common stock and preferred stock. There are 5,000,000 shares of Series B Preferred Stock issued and outstanding, all of which are beneficially owned by Richard Astrom.

  Warrants

  None.

  Options

  None.

  Description of Business

  Introduction

  We were originally incorporated on June 24, 1993 in the State of Florida as Vitech America, Inc. for the business purpose of manufacturing and distributing computer equipment in Brazil. Effective December 1, 2010 we changed our name to A Clean Slate, Inc.

  On December 27, 2010, we consummated the merger with Vigilant Document Services, LLC, a Florida limited liability company (“VDS”) pursuant to which VDS merged with and into our wholly-owned subsidiary, Clean Slate Acquisition, Inc., a Delaware corporation and our wholly-owned subsidiary, as previously disclosed in our Current Report on Form 8-K filed on December 28, 2010 (the “Merger”). After the Merger, our business operations consist of those of VDS. In connection with the Merger, we amended our certificate of incorporation on December 1, 2010 to change our name to A Clean Slate, Inc. Prior to the consummation of the Merger, we were a non-operating shell company with no revenue and minimal assets. As a result of the Merger, we are no longer considered a shell company.

  We now are a legal document preparation company with a system for the practice of bankruptcy law, law firm management and the marketing, management and processing of bankruptcy cases in high volume. We have also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law. Our website address is www.vigilantlegalsolutions.com.

  Description of VDS’ Business

  Business of VDS

  We now are a legal document preparation company with a system for the practice of bankruptcy law, law firm management and the marketing, management and processing of bankruptcy cases in high volume. We have also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law. Our website address is www.vigilantlegalsolutions.com.

  We enter into a services agreement (“Services Agreement”) with each law firm desiring to manage a bankruptcy law practice. Under the terms of the Services Agreement, we customize various documents, forms and programs; including training, coaching and software set up.

  Market

  VDS believes that attorneys and law firms are increasingly looking for opportunities to outsource non-legal functions so that they can focus their efforts on the practice of law. Law firms are under intense pressure to increase efficiency and restrain costs while fulfilling the growing demands of clients. VDS further believes that outsourcing has become an increasingly attractive choice for law firms as they identify functions outside of their core competency of practicing law that can be performed by non-attorneys and, in turn, help manage their costs and give them the capacity to serve their clients. Increasing case volumes and rising client expectations provide an opportunity for bankruptcy processors that provide efficient and effective services on a timely basis.

  VDS believes that business and personal bankruptcies are increasing primarily as a result of the high unemployment rate and the number of homeowners who owe more on their mortgages than their home is worth due to deterioration in the residential real estate markets, as well as the re-setting of interest rates on adjustable rate mortgages. Further compounding these trends is the slowing of demand in the residential real estate market in many regions of the United States, which makes it more difficult for borrowers in distress to sell their homes, along with tighter credit requirements for new loan products. The increased volume of bankruptcies has created additional demand for bankruptcy processing services and has served as a growth catalyst for the bankruptcy processing market.

  The Vigilant Bankruptcy System

  Pursuant to a Services Agreements with its law firm customers, VDS is the exclusive provider to its law firm customers of bankruptcy and other related processing services for corporate and personal (consumer) bankruptcies. These contracts vary in duration and provide for the exclusive referral to VDS of work related to bankruptcy case files handled by each law firm. All of VDS’ customers pay a fixed fee per file (plus adjustments) based on the type of file that VDS services. After a VDS customer receives a bankruptcy file, it begins to use VDS to process the file.

  The procedures surrounding the bankruptcy process involve numerous steps, each of which must adhere to strict statutory guidelines and all of which are overseen by attorneys at our law firm customers. VDS assists these customers with processing bankruptcies, including data entry, supervised document preparation and other non-legal processes.

  More specifically, after the law firm is engaged by the bankruptcy candidate as its legal counsel, VDS’ implements its Bankruptcy System by assigning paralegals to the matter who, in turn, assemble the information, documents and fees in order to prepare the bankruptcy Petition. After the Petition is filed, the VDS team completes the post filing work, including preparing the law firm and client for the 341 hearing and any plan in a Chapter 13.

  Upon execution of the Services Agreement, a VDS law firm client is provided with the “Vigilant in a Box” total practice solution. VDS schedules a number of sessions to fully set up and implement the Vigilant practice solution which includes training and support on “BestCase” bankruptcy software (which our clients must purchase and maintain separately). VDS trains both the attorneys and the support staff in all the critical competencies and use of the system and the operation of a bankruptcy practice. Then VDS provides manuals for attorneys, support staff, marketing and other documentation needed to manage communication with ease.

  In addition, VDS provides to its clients a professional and comprehensive Marketing Manual as a means to increase a client’s bankruptcy client base. The marketing training and structures are enhanced by the training and development sessions provided by VDS’ expert staff.

  VDS paralegals are assigned to a law firm client, who then go to work to discover and document the client’s preferences with document preparation, client management and easiest methods of communication with law firm principals and staff. VDS senior paralegals double-check all work for accuracy and completion. The VDS Paralegals are very well educated in the fundamentals of bankruptcy law and process. They are trained to identify any issues as they arise and immediately communicate them to the attorney. Any time a bankruptcy client asks a question that requires legal advice; the VDS paralegal will refer the question to the law firm client, thus avoiding the practice of law. VDS provides qualified bankruptcy paralegals, none of whom provide legal advice.

  VDS’ bankruptcy paralegals make the first phone and email contact with the bankruptcy client after authorization from the law firm client. The paralegal shepherds them through the pre-filing process, making sure the information, documents and fees arrive at the law firm client’s office.

  VDS’ paralegals are experts in the area of creating bankruptcy petitions with great customer care. They undergo meticulous training in gathering all of the information and documents needed to create complete Petitions to each attorney’s exacting standards and preferences. Moreover, they interact with the client to create a warm and safe experience, easing the client’s burden and worries as much as possible. This translates into many fewer calls to the office for support and hand-holding. Also, they encourage referrals to the attorney at the appropriate times.

  Fees.

  Under the Services Agreement with VDS’ law firm customers, VDS is entitled to receive a fee when its law firm customer directs us to begin processing a bankruptcy case file, with the amount of such fixed fee being based upon the type of file or Petition, Chapter 7 or Chapter 13. The balance of the fee is due when the Petition is completed and is ready for filing. Additional fees are due to VDS for expedited or emergency filings, particularly tough or extensive “business” Petitions or in other difficult cases.

  Technology.

  VDS utilizes the “BestCase” software system that stores, manages and reports on the large amount of data associated with each bankruptcy case file serviced by VDS. Under the system, each case file is scanned, stored and tracked digitally, thereby improving record keeping. The system also provide VDS with real-time information regarding the status of case files. VDS is constantly working to improve the functionality of its proprietary case management systems and other related IT productivity tools to meet the needs of our customers.

  VDS’ proprietary case management system known as the “Vigilant Bankruptcy System” is critical to its bankruptcy processing service business because it enables it to efficiently and timely service a large number of bankruptcy related case files. Similarly, VDS relies on its web sites and email notification systems to provide timely, relevant and dependable business and bankruptcy information to its law firm customers. Therefore, network or system shutdowns caused by events such as computer hacking, dissemination of computer viruses, worms and other destructive or disruptive software, denial of service attacks and other malicious activity, as well as power outages, natural disasters and similar events, could have an adverse impact on operations, customer satisfaction and revenues due to degradation of service, service disruption or damage to equipment and data.

  VDS’ success depends in part on its ability to protect its proprietary rights. It relies on a combination of copyrights, trademarks, service marks, trade secrets, domain names and agreements to protect its proprietary rights. VDS relies on service mark and trademark protection in the United States to protect the rights to the marks “Vigilant Bankruptcy System,” and “Vigilant Legal Solutions,” as well as distinctive logos and other marks associated with its print and online publications and services. These measures may not be adequate, it may not have secured, or may not be able to secure, appropriate protections for all of its proprietary rights in the United States, or third parties may infringe upon or violate its proprietary rights. Despite its efforts to protect these rights, unauthorized third parties may attempt to use its trademarks and other proprietary rights for their similar uses. Management’s attention may be diverted by these attempts and it may need to use funds in litigation to protect proprietary rights against any infringement or violation.

  Regulations.

  Each state has adopted laws, regulations and codes of ethics that provide for the licensure of attorneys, which grants attorneys the exclusive right to practice law and places restrictions upon the activities of licensed attorneys. The boundaries of the “practice of law,” however, are indistinct, vary from one state to another and are the product of complex interactions among state law, bar associations and constitutional law formulated by the U.S. Supreme Court. Many states define the practice of law to include the giving of advice and opinions regarding another person’s legal rights, the preparation of legal documents or the preparation of court documents for another person. In addition, all states and the American Bar Association prohibit attorneys from sharing fees for legal services with non-attorneys.

  Pursuant to VDS’ standard Services Agreement with its law firm customers, it provides bankruptcy processing services to law firms including procedural and technical advice to attorneys to enable them to prosecute bankruptcy matters on behalf of their clients that comply with court rules. Current laws, regulations and codes of ethics related to the practice of law pose the following principal risks: (i) state or local bar associations, state or local prosecutors or other persons may challenge VDS’ services as constituting the unauthorized practice of law, (ii) VDS’ standard Services Agreement could be deemed to be unenforceable if a court were to determine that such agreements constituted an impermissible fee sharing arrangement between VDS and its law firm customer; and (iii) applicable laws, regulations and codes of ethics, including their interpretation and enforcement, could change in a manner that restricts VDS’ operations.

  Description of Property

  We share office space and a phone number with our principals at 1750 Osceola Blvd., West Palm Beach, Florida 33409. We do not have a lease and we do not pay rent for the leased space. We do not own any properties nor do we lease any other properties. We do not believe we will need to maintain an office at any time in the foreseeable future in order to carry out our plan of operations as described herein.

  Legal Proceedings

  There are no material pending legal proceedings to which we are a party or to which any of our property is subject and to the best of our knowledge, no such actions against us are contemplated or threatened.

  Management's Discussion and Analysis of Financial Condition and Results of Operations

  The following discussion relates to VDS' operations through December 31, 2010. For information related to our operations prior to the Merger with VDS, see our Annual Report on Form 10-K for the year ended December 31, 2009 and all other reports filed with the Securities and Exchange Commission.

  Overview

  We are a legal document preparation company with a system for the practice of bankruptcy law, law firm management and the marketing, management and processing of bankruptcy cases in high volume. We have also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law. Our website address is www.vigilantlegalsolutions.com.

  We enter into a services agreement (“Services Agreement”) with each law firm desiring to manage a bankruptcy law practice. Under the terms of the Services Agreement, we customize various documents, forms and programs; including training, coaching and software set up.

  Results Of Operations For Nine Months Ended September 30, 2010 And 2009

  Revenues

  Revenues for the nine months ended September 30, 2010 were $54,190 compared to $52,995 for the nine months ended September 30, 2009; an increase of $1195.

  Operating Expenses

  Operating expenses for the nine months ended September 30, 2010 were $84,303 compared to $51,994 for the nine months ended September 30, 2009; an increase of $32,309.

  Net income (loss) From Operations

  Net loss from operations for the nine months ended September 30, 2010 was $30,113 compared to net income of $1001 for the nine months ended September 30, 2009. The increase in net loss is directly attributable to the increase in operating expenses described above.

  Liquidity And Capital Resources

  As of September 30, 2010, we had (i) a working capital deficit and members’ deficit of $41,059, (ii) cash on hand of $2690, (iii) accounts receivable of $9420 and (iv) total liabilities of $53,169.

  We completed a private placement of 80,000,000 shares of our common stock for proceeds of $100,000. On December 27, 2010 we entered into a Stock Purchase Agreement and a Registration Rights Agreement with 7 separate investors in which we issued collectively 80,000,000 shares of our common stock for $0.00125 per share for an aggregate purchase price of $100,000.

  Prior to the Merger with VDS, we had been a shell company with nominal assets and no operations. We have only conducted operations since our acquisition of VDS. Our future operations are contingent upon increasing revenues and raising capital. Because we have a limited operating history, you will have difficulty evaluating our business and future prospects. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

  We have accumulated losses since inception, a working capital deficiency and we expect to incur further losses in the development of our business, all of which, according to our accountants, casts substantial doubt about our ability to continue as a going concern. We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. We expect our current cash on hand to be sufficient for the three months. There is no assurance we will be successful in raising additional capital or achieving profitable operations. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

  Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

  Notes Payable - Related Parties

  In September 2010, we executed notes with related parties for $7,438. The notes are due January 31, 2011. The notes bear interest at 10% and have default interest of 20%. The notes are unsecured.

  During the nine months ended September 30, 2010, we repaid $929.

  Note Payable - Other

  On September 15, 2010, we executed a note for $32,900. The note is due January 31, 2011. The note bears interest at 10% and has a default interest of 20%. The notes are unsecured.

  Results Of Operations For Years Ended December 31, 2009 And 2008

  Revenues

  Revenues for the year ended December 31, 2009 were $72,540 compared to $17,900 for the period from June 13, 2008 (inception) to December 31, 2008, an increase of $54,640.

  Operating Expenses

  Operating expenses for the year ended December 31, 2009 were $89,708 compared to $12,178 for the period from June 13, 2008 (inception) to December 31, 2008; an increase of $77,530.

  Net Income (Loss) From Operations

  Net income (loss) from operations for the year ended December 31, 2009 was a loss of $17,168 compared to income of $5,722 for the period from June 13, 2008 (inception) to December 31, 2008. The decrease in net income is directly attributable to the increase in operating expenses described above.

  Off-Balance Sheet Arrangements - None

  Controls and Procedures - At this time, we plan to use the controls and procedures used by Darwin and to implement changes after consummation of the proposed merger.

  Critical Accounting Policies and Estimates

  Risks and Uncertainties

  The Company operates in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

  Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

  Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

  Revenue Recognition. The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

  The Company executes a service agreement with each law firm desiring to manage a bankruptcy law practice. Under the terms of the agreement, the Company customizes various deliverables such as training, coaching and software set up. The deliverables are completed in advance of the Company billing for services rendered. The Company is not required to provide any additional support after the deliverables have been provided. There is no right of return associated with the sale of these services.

  Recent Accounting Pronouncements

  In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

  Going Concern

  As reflected in the accompanying financial statements, we had a net loss of $30,113 and net cash used in operations of $38,938 for the nine months ended September 30, 2010; working capital deficit and members’ deficit of $41,059 at September 30, 2010. We have generated nominal sales in 2010, with no clear expectation of future revenue growth or profitability.

  The ability to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

  Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “DRWN.OB”. Such trading of our common stock is limited and sporadic.

  The following table reflects the high and low bid information for our common stock for each fiscal quarter during the fiscal year ended December 31, 2010 and 2009. The bid information was obtained from the OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended	Bid High	Bid Low
Fiscal Year 2010*
December 31, 2010	$0.011	$0.003
September 30, 2010	$0.010	$0.003
June 30, 2010	$0.006	$0.001
March 31, 2010	$0.004	$0.001

Fiscal Year 2009
December 31, 2009	$0.008	$0.001
September 30, 2009	$0.010	$0.002
June 30, 2009	$0.010	$0.002
March 31, 2009	$0.030	$0.003

  * The high and low prices of our Common Stock were not adjusted to reflect a 1 for 1000 reverse split of the Company’s common stock effective December 10, 2010.

  As of January 18, 2011, there were approximately 450,020,616 shares of common stock issued and outstanding and there were 13 holders of record of our common stock not including an indeterminate number of shareholders holding stock in street name.

  We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

  On January 7, 2011, we filed a current report on Form 8-K disclosing that on January 6, 2011, we terminated the services of Friedman LLP as our independent registered public accounting firm. We engaged Friedman from April 27, 2010 through January 6, 2011 (the “Engagement Period”). During the Engagement Period, Friedman did not issue any reports on our financial statements. During the Engagement Period, we did not have any disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Friedman’s satisfaction, would have caused them to make reference thereto in their reports on our financial statements.

  On January 6, 2011, we retained Berman & Company, P.A. to be our independent registered public accounting firm. We did not consult with Berman & Company, P.A regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided by Berman & Company, P.A that was a factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues.

  Directors, Executive Officers, Promoters and Control Persons

  The following table sets forth the name, age and position of each person who is a director or executive as of the filing of this registration statement. In connection with the Merger, we agreed, in part, to redeem (subject to the effectiveness of the Registration Statement) all of our currently outstanding Series B Preferred Stock (the “Redemption”). Pursuant thereto, Richard Astrom shall remain an officer and director until such time as the Preferred Stock has been redeemed.

Name	Age	Positions and Offices to be Held

Richard Astrom(1)(2)	63	Director, Chief Financial Officer
Robert S. Goldman	77	President
Scott Forgey	48	Chief Executive Officer Designate

  (1) As reported in a Current Report on Form 8-K dated May 3, 2010, on April 27, 2010, our sole officer and director Mark Rentschler resigned from all positions with the Company and as his last task prior to resigning appointed Richard Astrom as Director, President, CEO and Principal Accounting Officer. There were no disagreements with Mr. Rentschler.

  (2) In accordance with Section 7.7 of the Merger Agreement, Richard Astrom shall resign as an officer and director of the company at such time as the Preferred Stock has been redeemed as described above.

  The directors named above will serve until the first annual meeting of the Company’s stockholders following completion of the Merger or until their respective successors have been appointed and duly qualified.  Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

  Richard S. Astrom is 63 years of age and has been an officer and director of the Company since April 27, 2010. From 1995 through June 2007, Mr. Astrom served as President and Chief Executive Officer of National Realty and Mortgage, Inc. He also served as a director of Capital Solutions I, Inc. until December 2007 whereupon he resigned his position in connection with an exchange transaction described in Form 8-K filed with the SEC by Capital Solutions on December 10, 2007. Mr. Astrom earned a Bachelor’s Degree in Business Administration from the University of Miami.

  There is no written or oral agreements between the Company and Mr. Astrom and currently no agreements for Mr. Astrom to receive compensation. There are no disclosable related party transactions involving Mr. Astrom and the Company.

  All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

  Mr. Goldman, age 77, was appointed President of the Company on January 18, 2011. Mr. Goldman earned a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania. He is listed in Who's Who in Finance & Industry and Who's Who in the World. He is a Certified Management Consultant, and executive member of the American Institute of Industrial Engineers. Mr. Goldman served with the U.S. Army Adjutant General Corps, and thereafter in various senior positions in industry and commerce.

  Since 1980, Mr. Goldman has been President and CEO of RSG Associates, a venture capital firm. He has served as a member of the board of directors of several companies including those involved in the Telecommunications, Hospitality, Real Estate Development, Professional Sports, and Financial Services industries.

  Scott Forgey is 48 years old and is the CEO Designate, Clean Slate; CEO VDS; Founder and CEO Vigilant Legal Solutions; developer of the Vigilant B2B product. He earned a Bachelor of Arts in Political Science and Philosophy from DePauw University and Juris Doctor from Indiana University, 1987. He has filed more than 3,000 bankruptcies and built a million dollar consumer law practice using the technologies and methodologies now embedded within the VDS system. He is a Senior Consultant and Faculty member for Landmark Education and has led training for more than 50,000 individuals across the globe in both corporate and individual transformational initiatives. He is a recognized expert in the design and development of programs that alter the context and discourse of an environment resulting in new levels of performance. He is a frequent speaker on productivity and performance management for corporations, professional firms and small business.

  Employment Agreements

  We have not entered into employment agreements with any of our executive officers.

  Board of Directors

  Our Board of Directors currently consists of two (2) members. The terms of directors expire at the next annual shareholders’ meeting unless their terms are staggered as permitted in our bylaws. Each shareholder is entitled to vote the number of shares owned by him for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors.

  Director Compensation

  Currently, we do not pay our directors any cash or other compensation. In the future, we may consider appropriate forms of compensation, including the issuance of common stock and stock options as compensation.

  Committees

  To date, we have not established a compensation committee, nominating committee or an audit committee.

  Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the registrant's officers and directors, and persons who own more than 10% of a registered class of the registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish the registrant with copies of all Section 16(a) forms that they file.

  Executive Compensation

  The following table provides certain information for the fiscal years ended December 31, 2010 and 2009 concerning compensation earned for services rendered in all capacities by our named executive officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Richard S. Astrom	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
Scott Forgey	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

  Employment Agreements

  None.

  We do not have an employment contract with any other executive officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Richard S. Astrom	None	None	None	None	None	None	None	None	None
Scott Forgey	None	None	None	None	None	None	None	None	None

  Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information, as of December31, 2010 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s executive officers and directors, and (iii) the Company’s directors and executive officers as a group. The information relating to the ownership interests of such shareholders is provided after giving effect to the Merger.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
	Common stock	Preferred Stock	Common stock	Preferred Stock
Richard Astrom(2) 2202 N. West Shore Blvd, Suite 200, Tampa, Florida 33607		5,000,000(2)%		100%

Sage Associates, Inc. c/o Scott Forgey 5606 PGA Boulevard, Suite 211 Palm Beach Gardens, FL 33418	1,000,000.2%

Scott Forgey C/o 5606 PGA Boulevard, Suite 211 Palm Beach Gardens, FL 33418	1,000,000.2%

Robert S. Goldman and Rochelle S. Zandel 6742 Forest Hill Blvd. Ste. 205 West Palm Beach, FL 33413	367,000,000		73%

Directors and Officers as a group (2 persons)	369,000,000	5,000,000	73%	100%

  (1) Based on an aggregate of 450,020,616 common shares and 5,000,000 shares of Series B Preferred Stock outstanding as of January 18, 2011. Each share of Series B Preferred Stock entitles the holder thereof to 1,000 votes for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. Additionally, the preferred stock, as a whole, have been awarded voting rights such that the voting rights of the preferred stockholders will always be equal to at least 51% of the voting rights in the Company's securities, namely common stock and preferred stock.

  (2) Richard Astrom owns 5,000,000 shares of Series B Preferred Stock and no common stock. In connection with the Merger, we agreed, in part, to redeem (subject to the effectiveness of the Registration Statement) all of our currently outstanding Series B Preferred Stock in exchange for $500,000.

  Certain Relationships and Related Transactions, and Corporate Governance

  In connection with the Merger, we agreed, in part, to redeem (subject to the effectiveness of the Registration Statement) all of our currently outstanding Series B Preferred Stock in exchange for $500,000, which preferred stock is owned by Richard Astrom.

  Notes Payable - Related Parties. In September 2010, VDS executed notes with related parties for $7,438. The notes are due January 31, 2011. The notes bear interest at 10% and have default interest of 20%. The notes are unsecured. During the nine months ended September 30, 2010, VDS repaid $929.

  Where You Can Find Additional Information

  We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of A Clean Slate, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

  In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC's Internet website at http://www.sec.gov.

  Disclosure of Commission Position on Indemnification for Securities Act Liabilities

  Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, all such persons being referred to as an indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

  Our certificate of incorporation provides that we will indemnify any indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, we will indemnify him or her against all expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

  Legal Matters

  The validity of the common stock offered hereby will be passed upon by Legal & Compliance, LLC, West Palm Beach, FL.

  Experts

  The financial statements appearing in this prospectus and registration statement on Form S-1 have been audited by Berman & Company, P.A., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement on Form S-1, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  Interests of Named Experts and Counsel

  No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its subsidiaries, provided that Legal & Compliance LLC owns 1,000,000 shares of our Common Stock, all of which are included in this prospectus.

  Transfer Agent

  Our transfer agent is American Stock Transfer & Trust Company, LLC, a SEC registered transfer agent.

  Financial Statements

  INDEX TO FINANCIAL STATEMENTS OF VDS

  Financial Statements for December 31, 2009 and 2008

  Report of Independent Registered Public Accounting Firm
  Balance Sheets – As of December 31, 2009 and 2008
  Statements of Operations – For the Year Ended December 31, 2009 and from June 13, 2008 (Inception) to December 31, 2008
  Statement of Members’ Equity (Deficit) – For the Year Ended December 31, 2009 and from June 13, 2008 (Inception) to December 31, 2008
  Statements of Cash Flows – For the Year Ended December 31, 2009 and from June 13, 2008 (Inception) to December 31, 2008
  Notes to Financial Statements

  Financial Statements for September 30, 2010

  Balance Sheets – As of September 30, 2010 (Unaudited) and December 31, 2009
  Statements of Operations – Nine Months Ended September 30, 2010 and 2009 (Unaudited)
  Statements of Cash Flows – Nine Months Ended September 30, 2010 and 2009 (Unaudited)
  Notes to Financial Statements (Unaudited)

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions
  Financial Statements
  December 31, 2009 and 2008

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors and Members of:
  Vigilant Documents Services, LLC
  Doing Business As Vigilant Legal Solutions

  We have audited the accompanying balance sheets of Vigilant Documents Services, LLC as of December 31, 2009 and 2008, and the related statements of operations, members' equity (deficit) and cash flows for the year ended December 31, 2009 and from June 13, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vigilant Documents Services, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and from June 13, 2008 (inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $17,168 and net cash used in operations of $15,763 for the year ended December 31, 2009; the Company also has working capital and members' deficits of $10,946 at December 31, 2009. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  Berman & Company, P.A.

  Boca Raton, Florida

  June 10, 2010

  551 NW 77th Street, Suite 107 • Boca Raton, FL 33487
  Phone: (561) 864-4444 • Fax: (561) 892-3715
  www.bermancpas.com • info@bermancpas.com
  Registered with the PCAOB • Member AICPA Center for Audit Quality
  Member American Institute of Certified Public Accountants
  Member Florida Institute of Certified Public Accountants

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Balance Sheets

	December 31,
	2009	2008
Assets

Current Assets
Cash	$2,219	$4,453
Accounts receivable	595	2,000
Total Current Assets	$2,814	$6,453

Liabilities and Members' Equity (Deficit)

Current Liabilities
Notes payable - related party	$13,760	$231
Total Current Liabilities	13,760	231

Total Members' Equity (Deficit)	(10,946)	6,222

Total Liabilities and Members' Equity (Deficit)	$2,814	$6,453

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Statements of Operations

		From June 13, 2008
	Year Ended	(Inception) to
	December 31, 2009	December 31, 2008

Revenue	$72,540	$17,900

General and administrative expenses	89,708	12,178

Net income (loss)	$(17,168)	$5,722

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Statement of Members' Equity (Deficit)

  Year Ended December 31, 2009 and from

  June 13, 2008 (Inception) to December 31, 2008

Issuance of 440 member units for cash ($0.50/unit)	$220

Issuance of 560 member units for services rendered ($0.50/unit)	280

Net income from June 13, 2008 (Inception) to December 31, 2008	5,722

Balance - December 31, 2008	6,222

Net loss for the year ended December 31, 2009	(17,168)

Balance - December 31, 2009	$(10,946)

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Statements of Cash Flows

		From June 13, 2008
	Year Ended	(Inception) to
	December 31, 2009	December 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(17,168)	$5,722
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Issuance of member units for services rendered	-	280
Bad debt expense	8,590	-
Changes in operating assets and liabilities:
Increase (Decrease) in accounts receivable	(7,185)	(2,000)
Net Cash Provided By (Used In) Operating Activities	(15,763)	4,002

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related party	51,395	231
Repayments of notes payable - related party	(37,866)	-
Proceeds from issuance of member units	-	220
Net Cash Provided By Financing Activities	13,529	451

Net Increase (Decrease) in Cash	(2,234)	4,453

Cash - Beginning of Year/Period	4,453	-

Cash - End of Year/Period	$2,219	$4,453

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the year/period for:
Income taxes	$-	$-
Interest	$-	$-

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions

  Notes to Financial Statements

  December 31, 2009 and 2008

  Note 1 Nature of Operations and Summary of Significant Accounting Policies

  Nature of Operations

  Vigilant Document Services, LLC, Doing Business As Vigilant Legal Solutions (the “Company”), is a limited liability company organized in the State of Florida on June 13, 2008.

  The Company is a legal document preparation company with a system for the practice of bankruptcy law, and the marketing, management and processing of bankruptcy cases in high volume. The Company also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law.

  Risks and Uncertainties

  The Company operates in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

  Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

  Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

  Cash and Cash Equivalents

  The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At December 31, 2009 and 2008, respectively, the Company had no cash equivalents.

  The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2009 and 2008, respectively, there were no balances that exceeded the federally insured limit.

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions

  Notes to Financial Statements

  December 31, 2009 and 2008

  Accounts Receivable

  The Company has no history of collection matters, and there has been no bad debt expense recorded.

  Revenue Recognition

  The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

  The Company executes a service agreement with each law firm desiring to manage a bankruptcy law practice. Under the terms of the agreement, the Company will customize various deliverables such as training, coaching and software set up. The deliverables are completed in advance of the Company billing for services rendered. The Company is not required to provide any additional support after the deliverables have been provided. There is no right of return associated with the sale of these services.

  Income Taxes

  The Company elected to be taxed as a pass-through entity (LLC) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made. The financial statements reflect the LLC’s transactions without adjustment, if any, required for income tax purposes.

  Recent Accounting Pronouncements

  In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes.

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions
  Notes to Financial Statements
  December 31, 2009 and 2008

  Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

  Note 2 Going Concern

  As reflected in the accompanying financial statements, the Company has net loss of $17,168 and net cash used in operations of $15,763 for the year ended December 31, 2009; the Company also has a working capital deficit and members’ deficit of $10,946 at December 31, 2009.

  The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises.

  In response to these problems, management has taken the following actions:

  seeking additional third party debt and/or equity financing, continue with the implementation of the business plan,
  generate new sales from additional attorneys’; and
  allocate sufficient resources to continue with advertising and marketing efforts

  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

  Note 3 Notes Payable – Related Party

  During the period from June 13, 2008 (inception) to December 31, 2008, the Company executed notes payable with officers of the Company totaling $230. These advances are non-interest bearing, unsecured and due on demand.

  During the year ended December 31, 2009, the Company executed notes payable with officers of the Company totaling $51,395. These advances are non-interest bearing, unsecured and due on demand. During 2009, the Company repaid $37,866 of these advances.

  Note 4 Contingencies

  From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions
  Financial Statements
  September 30, 2010
  (Unaudited)

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)

Assets

Current Assets
Cash	$2,690	$2,219
Accounts receivable	9,420	595
Total Current Assets	$12,110	$2,814

Liabilities and Members' Deficit

Current Liabilities
Note payable	$32,900	$-
Notes payable - related parties	20,269	13,760
Total Current Liabilities	53,169	13,760

Total Members' Deficit	(41,059)	(10,946)

Total Liabilities and Members' Deficit	$12,110	$2,814

  Vigilant Document Services, LLC
  Doing Business As Vigilant Legal Solutions
  Statements of Operations
  (Unaudited)

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009

Revenue	$54,190	$52,995

General and administrative expenses	84,303	51,994

Net income (loss)	$(30,113)	$1,001

  Vigilant Document Services, LLC

  Doing Business As Vigilant Legal Solutions

  Statements of Cash Flows

  (Unaudited)

	Nine Months	Nine Months
	Ended September 30, 2010	Ended September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(30,113)	$1,001
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in:
Accounts receivable	(8,825)	(3,630)
Net Cash Used In Operating Activities	(38,938)	(2,629)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	32,900	-
Proceeds from notes payable - related parties	7,438	-
Repayments of notes payable - related parties	(929)	(90)
Net Cash Provided By (Used In) Financing Activities	39,409	(90)

Net Increase (Decrease) in Cash	471	(2,719)

Cash - Beginning of Period	2,219	4,453

Cash - End of Period	$2,690	$1,734

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

  Note 1 Basis of Presentation

  The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.

  The financial information as of December 31, 2009 is derived from the audited financial statements for the year ended December 31, 2009.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 8-K, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Result of Operations, for the year ended December 31, 2009.

  Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the period ended September 30, 2010 are not necessarily indicative of results for the full fiscal year.

  Note 2 Nature of Operations and Summary of Significant Accounting Policies

  Nature of Operations

  Vigilant Document Services, LLC, D/B/A Vigilant Legal Solutions (the “Company”), is a limited liability company organized in the State of Florida on June 13, 2008.

  The Company is a legal document preparation company with a system for the practice of bankruptcy law, and the marketing, management and processing of bankruptcy cases in high volume. The Company also developed a support system for obtaining information necessary for the preparation of documentation and pleadings necessary for initiating and completing such bankruptcy cases. Both systems are marketed and sold to law firms specializing in bankruptcy law.

  Risks and Uncertainties

  The Company operates in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

  Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

  Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

  Cash and Cash Equivalents

  The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At September 30, 2010 and December 31, 2009, respectively, the Company had no cash equivalents.

  The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At September 30, 2010 and December 31, 2009, respectively, there were no balances that exceeded the federally insured limit.

  Revenue Recognition

  The Company followed the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.  The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

  The Company executes a service agreement with each law firm desiring to manage a bankruptcy law practice. Under the terms of the agreement, the Company customizes various deliverables such as training, coaching and software set up. The deliverables are completed in advance of the Company billing for services rendered. The Company is not required to provide any additional support after the deliverables have been provided. There is no right of return associated with the sale of these services.

  Income Taxes

  The Company elected to be taxed as a pass-through entity (LLC) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made. The financial statements reflect the LLC’s transactions without adjustment, if any, required for income tax purposes.

  Recent Accounting Pronouncements

  In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

  Note 3 Going Concern

  As reflected in the accompanying financial statements, the Company has a net loss of $30,113 and net cash used in operations of $38,938 for the nine months ended September 30, 2010; working capital deficit and members’ deficit of $41,059 at September 30, 2010. The Company has generated nominal sales in 2010, with no clear expectation of future revenue growth or profitability.

  The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises.

  In response to these problems, management has taken the following actions:

  seeking additional third party debt and/or equity financing, continue with the implementation of the business plan,
  generate new sales from additional attorneys’; and
  allocate sufficient resources to continue with advertising and marketing efforts

  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

  Note 4 Notes Payable

  (A)     Notes Payable - Related Parties

  In September 2010, the Company executed notes with related parties for $7,438. The notes are due January 31, 2011. The notes bear interest at 10% and have default interest of 20%. The notes are unsecured.

  During the nine months ended September 30, 2010, the Company repaid $929.

  (B)     Note Payable - Other

  On September 15, 2010, the Company executed a note for $32,900. The note is due January 31, 2011. The note bears interest at 10% and has a default interest of 20%. The notes are unsecured.

  Part II - Information Not Required in Prospectus

  Item 13. Other Expenses of Issuance and Distribution

  The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Amount to
Be Paid
SEC registration fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous	$
Total	$

  Item 14. Indemnification of Directors and Officers

  Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, all such persons being referred to as an indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

  Our certificate of incorporation provides that we will indemnify any indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, we will indemnify him or her against all expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

  Item 15. Recent Sales of Unregistered Securities

  On December 27, 2010, we issued 369,000,000 shares of our common stock to the members of VDS in connection with the Merger.

  On December 27, 2010, we issued 1,000,000 shares of our common stock to Legal and Compliance LLC for legal services rendered.

  On December 27, 2010 we entered into a Stock Purchase Agreement and a Registration Rights Agreement with 7 separate investors in which we issued collectively 80,000,000 shares of our common stock for $0.00125 per share for an aggregate purchase price of $100,000.

  Such issuances were conducted pursuant to Section 4(2) of the Securities Act, as amended, and Regulation D promulgated thereunder.

  Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description

2.1	Agreement and Plan Of Merger effective as of the 27th of December, 2010 by and among A Clean Slate, Inc., Clean Slate Acquisition Corp., Vigilant Document Services, LLC and Richard Astrom(1)
3.1	Certificate of Amendment related to Reverse Split(2)
3.2	Certificate of Amendment related to Name Change(2)
5.1	Legal Opinion
10.1	Form of Stock Purchase Agreement(3)
10.2	Form of Registration Rights Agreement(3)
23.1	Accountant’s Consent of Berman & Company, P.A.

  (1) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 28, 2010.
  (2) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 28, 2010.
  (3) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 28, 2010.

  Item 17. Undertakings

1.	The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

  For purposes of determining liability under the Securities Act of 1933, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

  Signatures

  In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on January 21, 2011.

  A Clean Slate, Inc.:

  By:  /s/ Richard Astrom
   Name: Richard Astrom
  Title: Chief Executive Officer

  Date: January 21, 2011

  In accordance with the Securities and Exchange Act, this Prospectus has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

  By:  /s/ Richard Astrom
   Name: Richard Astrom
  Title: CFO, Director

  Date: January 21, 2011